Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-3 No. 333-201366) of Karyopharm Therapeutics Inc.,

(2)	Registration Statement (Form S-8 No. 333-194746) of Karyopharm Therapeutics Inc., and

(3)	Registration Statement (Form S-8 No. 333-202742) of Karyopharm Therapeutics Inc.,

of our report dated March 15, 2016, with respect to the consolidated financial statements of Karyopharm Therapeutics Inc. included in this Annual Report (Form 10-K) of Karyopharm Therapeutics Inc. for the year ended December 31, 2015.

/s/ Ernst & Young LLP

Boston, Massachusetts

March 15, 2016